As filed with the Securities and Exchange Commission on December 7, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	16-0442930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of registrant’s principal executive offices)	(Zip Code)

GANNETT CO., INC. 2001 OMNIBUS INCENTIVE COMPENSATION PLAN,

AS AMENDED AND RESTATED AS OF MAY 4, 2010

(Full title of the Plan)

Todd A. Mayman

Senior Vice President, General Counsel and Secretary

GANNETT CO., INC.

7950 Jones Branch Drive

McLean, Virginia 22107

(Name and address of agent for service)

(703) 854-6000

(Telephone number, including area code, of agent for service)

Copy to:

John C. Partigan, Esq.

Nixon Peabody LLP

401 9th Street, N.W.

Washington, D.C. 20004

(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $1.00 per share	27,500,000	$13.03	$358,325,000	$25,549

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Estimated pursuant to Rule 457(h) and (c) solely for purposes of calculating the registration fee based on the average of the high and low sales prices of the common stock on November 30, 2010, as reported on The New York Stock Exchange.
(3)	In accordance with the terms of the Plan, the actual offering price of each share shall be 100% of the “Fair Market Value” of a share of Common Stock on the date on which an option is granted.

EXPLANATORY STATEMENT

We are filing this registration statement to register an additional 27,500,000 shares of our common stock for issuance pursuant to the Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan, as amended and restated as of May 4, 2010 (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2010 annual meeting, held on May 4, 2010. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed on May 8, 2001 (Reg. No. 333-60402), on Form S-8 filed on May 6, 2003 (Reg. No. 333-105029) and on Form S-8 filed on May 4, 2004 (Reg. No. 333-115135) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Gannett Co., Inc. (the “Company”) with the Commission, are incorporated in this registration statement by reference:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2009;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2010, June 27, 2010 and September 26, 2010;

(3)	Our Current Reports on Form 8-K filed with the SEC on February 4, 2010, April 7, 2010, June 1, 2010, September 22, 2010 (2 Current Reports), September 23, 2010, September 27, 2010, October 1, 2010 and November 17, 2010; and

(4)	The description of our common stock contained in our registration statement on Form 8-B, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Exhibit

10.1	Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan, as amended and restated as of May 4, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended March 28, 2010).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on December 7, 2010.

GANNETT CO., INC.

By :	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig A. Dubow, Paul N. Saleh and Todd A. Mayman and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of December, 2010.

Signature	Title

/s/ Craig A. Dubow	Chairman, President and Chief Executive Officer
Craig A. Dubow	(Principal Executive Officer)

/s/ Paul N. Saleh	Senior Vice President and Chief Financial Officer
Paul N. Saleh	(Principal Financial Officer)

/s/ George R. Gavagan	Vice President and Controller
George R. Gavagan	(Principal Accounting Officer)

/s/ Howard D. Elias	Director
Howard D. Elias

/s/ Arthur H. Harper	Director
Arthur H. Harper

/s/ John Jeffry Louis	Director
John Jeffry Louis

Signature	Title

/s/ Marjorie Magner	Director
Marjorie Magner

/s/ Scott K. McCune	Director
Scott K. McCune

/s/ Duncan M. McFarland	Director
Duncan M. McFarland

/s/ Donna E. Shalala	Director
Donna E. Shalala

/s/ Neal Shapiro	Director
Neal Shapiro

/s/ Karen Hastie Williams	Director
Karen Hastie Williams

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan, as amended and restated as of May 4, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended March 28, 2010).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).